UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2006

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

2600 Michelson Drive, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-852-3576

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Mission Energy Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent quarterly reports on Form 10-Q.

Section 8 – Other Events

Item 8.01  Other Events.

On October 12, 2006, Mission Energy Holding Company’s subsidiary, Edison Mission Energy (“EME”), commenced an offer to exchange up to $500,000,000 aggregate principal amount of new 7.50% Senior Notes due 2013, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding unregistered 7.50% Senior Notes due 2013 and up to $500,000,000 aggregate principal amount of new 7.75% Senior Notes due 2016, which have been registered under the Securities Act, for an equal principal amount of its outstanding unregistered 7.75% Senior Notes due 2016. A copy of the press release issued by EME’s indirect parent, Edison Mission Group, on October 12, 2006, announcing the commencement of the offer to exchange, is incorporated herein by reference to Exhibit 99.1 to EME’s Current Report on Form 8-K dated October 12, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1

Press release by Edison Mission Group, dated October 12, 2006, announcing the commencement by Edison Mission Energy of an offer to exchange with respect to its 7.50% Senior Notes due 2013 and 7.75% Senior Notes due 2016, incorporated by reference to Exhibit 99.1 to EME’s Form 8-K dated October 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company

Date:	October 16, 2006	/s/ W. James Scilacci
W. JAMES SCILACCI
Senior Vice President and Chief Financial Officer